UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

March 10, 2021
Date of Report (Date of earliest event reported)
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A10 NETWORKS, INC.
(Exact name of the registrant as specified in its charter)
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Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 325-8668
(Name and telephone number, including area code, of the person to contact in connection with this report)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	ATEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.

On September 17, 2020, A10 Networks, Inc. (the “Company”) announced that its Board of Directors had authorized a share repurchase program under which the Company may repurchase up to $50 million of its outstanding common shares. Repurchases may be made from time to time in the open market and through privately negotiated transactions, in block trades or through other legally permissible means.

On March 10, 2021, the Company adopted a Rule 10b5-1 trading plan to facilitate repurchases under the previously announced program. The timing and actual number of shares repurchased will depend on a variety of factors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2021

A10 NETWORKS, INC.
By: /s/ Robert Cochran
Robert Cochran
Executive Vice President, Legal and Corporate Collaboration and Secretary